PROXY
                                AMERICAN STORES COMPANY
                    This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on June 17, 1997


The undersigned hereby constitutes and appoints Teresa Beck, Kathleen E. McDermott, J. Greg Spencer and each of them, his/her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of AMERICAN STORES COMPANY to be held at 10:00 AM, local time on June 17, 1997, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, and at any postponements or adjournments thereof, on all matters coming before such meeting.

Nominees: Pamela G. Bailey, Henry I. Bryant, Arden B. Engebretsen, James B. Fisher, Fernando R. Gumucio, Leon G. Harmon, Victor L. Lund, John E. Masline, Barbara S. Preiskel, J. L. Scott, Arthur K. Smith

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign this card on the reverse and return it to the Company.

(change of address/comments)






SEE REVERSE SIDE


[x]      Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR Proposals 2, 3, 4, 5, 6 and 7.

        The Board of Directors recommends a vote FOR election of directors and FOR proposals 2, 3, 4, 5, 6 and 7.



                    FOR       WITHHELD
1.  Election of
    Directors

    (see reverse)

For, except vote withheld from the following nominee(s):

2. Amendment to Article THIRD of the Company's Restated Certificate of Incorporation to permit the Company to engage in any lawful business.

FOR               AGAINST              ABSTAIN

3. Proposal to amend Article FOURTH of the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 325,000,000 to 700,000,000.

FOR                AGAINST              ABSTAIN

4.  To approve the American Stores Company Key Management Annual Incentive Plan.

FOR                 AGAINST              ABSTAIN

5.  To approve the American Stores Company 1997 Stock Option and Stock Award
Plan.

FOR                AGAINST              ABSTAIN

6. To approve the American Stores Company 1997 Stock Plan for Non-Employee Directors.

FOR                AGAINST              ABSTAIN

7. Approval of Ernst & Young as independent certified public accountants, for the Company's 1997 fiscal year.

FOR                AGAINST              ABSTAIN

8. In their discretion upon such other matters as may properly come before this meeting.

I PLAN TO ATTEND THE 1997 ANNUAL MEETING

CHANGE OF ADDRESS/COMMENTS ON REVERSE SIDE


SIGNATURE(S)                                      DATE                1997

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.